Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Aug. 1, 2018

DIEBOLD NIXDORF REPORTS 2018 SECOND QUARTER FINANCIAL RESULTS

•	Revenue of $1.1 billion, down 2.5% on an as-reported basis

•	GAAP loss per share of $(1.82), inclusive of a $1.18 non-cash goodwill impairment, or $(0.21) on a non-GAAP basis

•	GAAP operating loss of $131.5 million, or 11.9% operating margin loss; non-GAAP operating profit was $5.9 million, or 0.5% operating margin

•
Net cash used by operating activities was $114.3 million, a decrease in use of $5.1 million from the prior-year period; free cash use was $124.7 million, a decrease in use of $9.0 million from the prior-year period

•	Company launched "DN Now" plan to improve net leverage and profitability while enhancing customer relationships

•	2018 outlook revised

NORTH CANTON, Ohio - Diebold Nixdorf today reported its second quarter 2018 financial results.

"While revenue was in line with our expectations, the company's bottom-line results were clearly disappointing as we experienced higher service and delivery costs during the quarter," said Gerrard Schmid, Diebold Nixdorf president and chief executive officer. "Contributing to this performance is a high degree of complexity that permeates our business, and we are focused on several actions to simplify our operations and rationalize our cost structure."

As previously disclosed, during the second quarter the company began implementing a plan called 'DN Now' to deliver greater, more sustainable profitability. Key actions currently underway include:

•	Implementing a new, customer-centric operating model with expected savings of around $100 million

•	Divesting non-core businesses amounting to approximately 5 to 10 percent of total revenue, with the expectation of using the proceeds to reduce debt

•	Streamlining solutions to generate benefits for our customers through reduced delivery cycles and improved supply chain performance
Additional near-term activities include a comprehensive plan to improve services delivery and efficiency, as well as targeted investment in next-generation solutions to enhance competitiveness.

"From an outlook perspective, our backlog position is nearly the same as last year and underpins our revenue expectations of approximately $4.5 billion for 2018," said Christopher A. Chapman, senior vice president and chief financial officer. "Due to higher-than-expected service and delivery costs coupled with our revenue outlook, we now expect lower adjusted EBITDA for 2018. While we are currently in compliance with our debt covenants, we have engaged our principal lenders to amend our credit agreement as a result of our revised financial outlook."

Schmid concluded, "Despite recent results, I am encouraged by the customer feedback I have received over the last several weeks. Diebold Nixdorf is a valued partner in improving our clients' businesses and enabling connected commerce around the world. The leadership team is passionately committed to build upon these strong customer relationships while reducing complexity and aligning our global workforce with market demand to increase our operating profits and cash flow."

2018 Second Quarter Business Highlights

•	Continue to see positive Windows 10 automated teller machine (ATM) upgrade activity, including an order with a large U.S. regional bank

•	Won a new $42 million, multi-year contract to take over maintenance services for Diebold Nixdorf ATMs at a leading financial institution in Canada

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•	Partnered with Mastercard on key technology and services agreements to strengthen the company's connected commerce offerings and further bridge physical and digital transactions

•	Entered an agreement with Banco Bolivariano to implement the Vynamic™ Mobile Banking suite

•	Received initial orders for food ordering kiosks and related services from one of the largest quick service restaurants operating in the U.S. and Canada

•	Secured a three-year frame agreement for branch automation services and products with a major French bank

•	Awarded a new five-year managed services agreement with Central Bank of India

•	Announced an outsourcing contract with Germany's Degussa Bank to manage its cash supply chain operations

Financial Results of Operations and Segments
Due to the implementation of a new operating model, the company has changed its reportable operating segments to Eurasia Banking, Americas Banking, and Retail.  This change is effective for the period ending June 30, 2018.

Revenue Summary by Reportable Segments - Unaudited
Three months ended June 30, 2018 compared to June 30, 2017

(Dollars in millions)	Three Months Ended
	June 30,
	2018	2017	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services and software	$285.0	$281.4	1.3	(3.6)
Products	152.5	192.1	(20.6)	(23.4)
Total Eurasia Banking	437.5	473.5	(7.6)	(11.6)

Americas Banking
Services and software	269.0	259.6	3.6	4.7
Products	101.6	110.8	(8.3)	(5.9)
Total Americas Banking	370.6	370.4	0.1	1.6

Retail
Services and software	162.3	146.9	10.5	4.4
Products	135.2	143.1	(5.5)	(10.6)
Total Retail	297.5	290.0	2.6	(3.0)

Total net sales	$1,105.6	$1,133.9	(2.5)	(5.2)

Six months ended June 30, 2018 compared to June 30, 2017

(Dollars in millions)	Six Months Ended
	June 30,
	2018	2017	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services and software	$572.9	$552.0	3.8	(4.3)
Products	299.7	359.5	(16.6)	(22.4)
Total Eurasia Banking	872.6	911.5	(4.3)	(11.4)

Americas Banking
Services and software	530.0	535.1	(1.0)	(0.5)
Products	174.3	216.9	(19.6)	(18.5)
Total Americas Banking	704.3	752.0	(6.3)	(5.6)

Retail
Services and software	325.1	284.4	14.3	4.7
Products	267.8	288.8	(7.3)	(15.3)
Total Retail	592.9	573.2	3.4	(5.4)

Total net sales	$2,169.8	$2,236.7	(3.0)	(8.0)
(1) - The Company calculates constant currency by translating the prior-year period results at the current year exchange rate.

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Full-year 2018 outlook(1)

	Previous guidance	Current guidance
Total Revenue	$4.5B - $4.7B	~$4.5B
Net Income (Loss)	$(95 million) - $(75 million)	$(365 million) - $(325 million)
Adjusted EBITDA	$380 million - $410 million	$280 million - $320 million
(1) - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2018, it is not providing the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration-related expenses, purchase accounting fair value adjustments and impairment. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.
Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold's Investor Relations website. Gerrard Schmid, president and chief executive officer, and Chris Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE:DBD) is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world's top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an 'always on' and changing consumer landscape. The company has a presence in more than 130 countries with approximately 23,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including the impact of the Tax Act; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; the impact of market and economic conditions on the financial services and retail industries; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives, including DN Now; the company's success in divesting, reorganizing or exiting non-core businesses; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q2 2018	Q2 2017	YTD 6/30/2018	YTD 6/30/2017
Net sales
Services and software	$716.3	$687.9	$1,428.0	$1,371.5
Products	389.3	446.0	741.8	865.2
Total	1,105.6	1,133.9	2,169.8	2,236.7
Cost of sales
Services and software	559.7	536.4	1,098.9	1,041.9
Products	326.2	359.7	610.3	714.5
Total	885.9	896.1	1,709.2	1,756.4
Gross profit	219.7	237.8	460.6	480.3
Gross margin	19.9%	21.0%	21.2%	21.5%
Operating expenses
Selling and administrative expense	219.8	236.8	447.7	483.8
Research, development and engineering expense	40.6	38.8	82.3	80.2
Impairment of assets	90.0	—	90.0	3.1
(Gain) loss on sale of assets, net	0.8	(7.7)	(6.9)	(8.1)
Total	351.2	267.9	613.1	559.0
Percent of net sales	31.8%	23.6%	28.3%	25.0%
Operating profit (loss)	(131.5)	(30.1)	(152.5)	(78.7)
Operating margin	(11.9)%	(2.7)%	(7.0)%	(3.5)%
Other income (expense)
Interest income	1.9	5.1	5.4	11.5
Interest expense	(28.4)	(32.2)	(54.4)	(63.0)
Foreign exchange gain (loss), net	(3.1)	(4.6)	(4.5)	(7.7)
Miscellaneous, net	(1.9)	1.9	(0.9)	3.2
Total other income (expense)	(31.5)	(29.8)	(54.4)	(56.0)
Income (loss) before taxes	(163.0)	(59.9)	(206.9)	(134.7)
Income tax expense (benefit)	(29.6)	(36.3)	(10.2)	(58.9)
Net income (loss)	(133.4)	(23.6)	(196.7)	(75.8)
Net income attributable to noncontrolling interests	5.1	7.0	12.7	13.6
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(138.5)	$(30.6)	$(209.4)	$(89.4)

Basic weighted-average shares outstanding	76.0	75.5	75.9	75.4
Diluted weighted-average shares outstanding	76.0	75.5	75.9	75.4

Net income (loss) attributable to Diebold Nixdorf, Incorporated
Basic earnings (loss) per share	$(1.82)	$(0.41)	$(2.76)	$(1.19)
Diluted earnings (loss) per share	$(1.82)	$(0.41)	$(2.76)	$(1.19)

Dividends declared and paid per common share	$—	$0.10	$0.10	$0.20

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	6/30/2018	12/31/2017

ASSETS
Current assets
Cash and cash equivalents	$299.0	$535.2
Short-term investments	14.5	81.4
Trade receivables, less allowances for doubtful accounts	809.3	830.1
Inventories	820.9	737.0
Other current assets	348.5	324.7
Total current assets	2,292.2	2,508.4
Securities and other investments	96.9	96.8
Property, plant and equipment, net	338.3	364.5
Goodwill	998.6	1,117.1
Intangible assets, net	704.5	773.8
Other assets	378.1	389.6
Total assets	$4,808.6	$5,250.2
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$68.5	$66.7
Accounts payable	566.2	562.2
Deferred revenue	416.1	437.5
Other current liabilities	601.3	733.0
Total current liabilities	1,652.1	1,799.4
Long-term debt	1,816.6	1,787.1
Long-term liabilities	610.2	664.8

Redeemable noncontrolling interests	468.6	492.1

Total Diebold Nixdorf, Incorporated shareholders' equity	227.0	470.0
Noncontrolling interests	34.1	36.8
Total equity	261.1	506.8
Total liabilities, redeemable noncontrolling interests and equity	$4,808.6	$5,250.2

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2018	YTD 6/30/2017
Cash flow from operating activities
Net income (loss)	$(196.7)	$(75.8)
Adjustments to reconcile net income (loss) to cash flow used by operating activities:
Depreciation and amortization	130.7	116.6
Deferred income taxes	(66.2)	(63.4)
Impairment of assets	90.0	3.1
Other	11.7	9.6
Changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	(5.0)	(85.6)
Inventories	(111.9)	(32.0)
Accounts payable	15.4	36.4
Income taxes	(8.2)	(23.3)
Deferred revenue	(10.9)	15.9
Warranty liability	(18.0)	(15.3)
Certain other assets and liabilities	(87.5)	(72.0)
Net cash used by operating activities	(256.6)	(185.8)
Cash flow from investing activities
Capital expenditures	(30.6)	(26.4)
Payment for acquisitions	(5.8)	(2.4)
Net investment activity	67.4	(28.7)
Increase in certain other assets	(0.8)	(6.2)
Net cash provided (used) by investing activities	30.2	(63.7)
Cash flow from financing activities
Dividends paid	(7.7)	(15.3)
Net debt borrowings	40.7	71.8
Repurchase of common shares	(2.9)	(4.5)
Other	(29.1)	(16.0)
Net cash used by financing activities	1.0	36.0
Effect of exchange rate changes on cash and cash equivalents	(10.8)	12.1
Increase (decrease) in cash and cash equivalents	(236.2)	(201.4)
Cash and cash equivalents at the beginning of the period	535.2	652.7
Cash and cash equivalents at the end of the period	$299.0	$451.3

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net (debt).

1.	Profit/loss summary (Dollars in millions):

	Q2 2018						Q2 2017
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,105.6	$219.7	19.9%	$351.2	$(131.5)	(11.9)%	$1,133.9	$237.8	21.0%	$267.9	$(30.1)	(2.7)%
Restructuring	—	(0.8)		(3.0)	2.2		—	13.6		(0.8)	14.4
Non-routine income/expense:
Impairment	—	—		(90.0)	90.0		—	—		—	—
Legal / acquisition and divestiture expense	—	—		(1.6)	1.6		—	—		9.0	(9.0)
Acquisition integration	—	1.2		(13.3)	14.5		—	1.1		(21.0)	22.1
Gain on asset sale	—	—		0.2	(0.2)		—	—		—	—
Brazil indirect tax	—	—		—	—		—	0.2		—	0.2
Wincor Nixdorf purchase accounting adjustments	—	7.2		(22.2)	29.4		10.3	22.6		(20.2)	42.8
Other	—	—		0.1	(0.1)		—	0.1		—	0.1
Non-routine expenses, net	—	8.4		(126.8)	135.2		10.3	24.0		(32.2)	56.2
Non-GAAP Results	$1,105.6	$227.3	20.6%	$221.4	$5.9	0.5%	$1,144.2	$275.4	24.1%	$234.9	$40.5	3.5%

	YTD 6/30/2018						YTD 6/30/2017
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$2,169.8	$460.6	21.2%	$613.1	$(152.5)	(7.0)%	$2,236.7	$480.3	21.5%	$559.0	$(78.7)	(3.5)%
Restructuring	—	1.8		(4.3)	6.1		—	17.2		(10.2)	27.4
Non-routine income/expense:
Impairment	—	—		(90.0)	90.0		—	—		(3.1)	3.1
Legal / acquisition and divestiture expense	—	—		1.4	(1.4)		—	0.6		(9.4)	10.0
Acquisition integration	—	2.2		(27.5)	29.7		—	1.7		(33.2)	34.9
Gain on asset sale	—	—		4.8	(4.8)		—	—		—	—
Brazil indirect tax	—	(3.7)		—	(3.7)		—	0.4		—	0.4
Wincor Nixdorf purchase accounting adjustments	—	14.5		(46.1)	60.6		20.8	45.8		(39.2)	85.0
Other	—	—		(0.1)	0.1		—	0.1		—	0.1
Non-routine expenses, net	—	13.0		(157.5)	170.5		20.8	48.6		(84.9)	133.5
Non-GAAP Results	$2,169.8	$475.4	21.9%	$451.3	$24.1	1.1%	$2,257.5	$546.1	24.2%	$463.9	$82.2	3.6%

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment. Non-routine income/expense relate to non-cash impairments associated with goodwill and legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses, sale of buildings and ongoing amounts related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

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2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q2 2018	Q2 2017	YTD 6/30/2018	YTD 6/30/2017
Net income (loss)	$(133.4)	$(23.6)	$(196.7)	$(75.8)
Income tax expense (benefit)	(29.6)	(36.3)	(10.2)	(58.9)
Interest income	(1.9)	(5.1)	(5.4)	(11.5)
Interest expense	28.4	32.2	54.4	63.0
Depreciation and amortization	63.6	58.0	130.7	116.6
EBITDA	(72.9)	25.2	(27.2)	33.4
Share-based compensation	6.6	8.2	20.3	15.0
Foreign exchange (gain) loss, net	3.1	4.6	4.5	7.7
Miscellaneous, net	1.9	(1.9)	0.9	(3.2)
Restructuring expenses	2.2	14.4	6.1	27.3
Non-routine expenses, net	105.9	23.3	110.0	68.9
Adjusted EBITDA	$46.8	$73.8	$114.6	$149.1
Adjusted EBITDA % revenue	4.2%	6.5%	5.3%	6.7%

We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: share-based compensation, foreign exchange (gain) loss net, miscellaneous net, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $29.3 and $32.8, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended June 30, 2018 and 2017, respectively, and $60.5 and $64.6 for the six month periods ended June 30, 2018 and 2017, respectively. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous, net primarily consists of the equity and earnings of investees. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q2 2018	Q2 2017	YTD 6/30/2018	YTD 6/30/2017
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(1.82)	$(0.41)	$(2.76)	$(1.19)
Restructuring	0.03	0.19	0.08	0.36
Non-routine (income)/expense:
Impairment	1.18	—	1.19	0.04
Legal/acquisition and divestiture expense	0.02	(0.08)	(0.02)	0.17
Acquisition integration	0.19	0.29	0.39	0.46
Gain on sale of assets	—	—	(0.06)	—
Brazil indirect tax	—	—	(0.05)	0.01
Wincor Nixdorf purchase accounting adjustments	0.39	0.56	0.80	1.11
Other	—	0.01	—	0.02
Total non-routine (income)/expense	1.78	0.78	2.25	1.81
Tax impact (inclusive of allocation of discrete tax items)	(0.20)	(0.48)	0.10	(0.82)
Total adjusted EPS (non-GAAP measure)	$(0.21)	$0.08	$(0.33)	$0.16

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent. Non-routine income/expense relate to non-cash impairments associated with goodwill and with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses, sale of buildings and ongoing amounts related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

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4.	Free cash flow (use) is calculated as follows (Dollars in millions):

	Q2 2018	Q2 2017	YTD 6/30/2018	YTD 6/30/2017
Net cash used by operating activities (GAAP measure)	$(114.3)	$(119.4)	$(256.6)	$(185.8)
Capital expenditures (GAAP measure)	(10.4)	(14.3)	(30.6)	(26.4)
Free cash flow use (non-GAAP measure)	$(124.7)	$(133.7)	$(287.2)	$(212.2)

We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	6/30/2018	12/31/2017	6/30/2017
Cash, cash equivalents and short-term investments (GAAP measure)	$313.5	$616.6	$528.2
Debt instruments	(1,885.1)	(1,853.8)	(1,900.0)
Net debt (non-GAAP measure)	$(1,571.6)	$(1,237.2)	$(1,371.8)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/18_3905

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